UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013 (December 17, 2013)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

At meetings of the Compensation Committee of the board of directors (the “Committee”) and the board of directors (the “Board”) of Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Company,”, the “Registrant,” “we,” “our” or “us”) held on December 17, 2013, the Committee and Board adopted a form of Restricted Stock Unit Award Agreement to govern the terms of awards of restricted stock units (“RSUs”) granted to non-employee directors. The form of Restricted Stock Unit Award Agreement is included as Exhibit 10.1 hereto and is incorporated in this Item 1.01 by reference.

Each RSU governed by the form of Restricted Stock Unit Award Agreement will relate to one share of our common stock and be granted pursuant to the Behringer Harvard Multifamily REIT I, Inc. Amended and Restated 2006 Incentive Award Plan.  Each RSU will entitle the holder to cash dividends as if he held a share of our common stock, regardless of vesting or settlement.  Each RSU will vest (i) one-third upon the earlier of the first anniversary of the grant date or the first annual stockholder meeting following the grant date, (ii) one-third upon the earlier of the second anniversary of the grant date or the second annual stockholder meeting following the grant date, and (iii) one-third upon the earlier of the third anniversary of the grant date or the third annual stockholder meeting following the grant date.  Notwithstanding the foregoing, the grantee will become fully vested in the RSUs in the event of his death or disability while serving on the Board or in the event of a change of control of the Company.  Regardless of the vesting of the RSUs, they will not be settled by issuance of shares of our common stock until certain events occur or upon specified dates as set forth in the form of Restricted Stock Unit Award Agreement.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On December 17, 2013, we held our annual meeting of stockholders. A total of 85,145,416 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 50.35% of the total number of shares entitled to vote at the meeting.

At the annual meeting, our stockholders elected the five nominees listed below to serve on our board of directors until the next annual meeting of stockholders, and each will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The votes cast with respect to each director were as follows:

Nominee	Votes For	Votes Withheld
E. Alan Patton	80,411,674	4,733,742
Robert S. Aisner	80,331,458	4,813,958
Sami S. Abbasi	80,255,824	4,889,592
Roger D. Bowler	80,380,445	4,764,971
Jonathan L. Kempner	80,388,364	4,757,052

Item 8.01                                           Other Events.

On December 17, 2013, our board of directors authorized distributions payable to the stockholders of record each day for January 1, 2014 through March 31, 2014.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.000958904 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 3.5% annualized rate based on a purchase price of $10.00 per share. A portion of each distribution may constitute a return of capital for tax purposes.      There is no assurance that we will continue to declare distributions or at this rate.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Form of Restricted Stock Unit Award Agreement under the Company’s Amended and Restated Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

December 19, 2013	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
General Counsel — Securities and Risk Management and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement under the Company’s Amended and Restated Incentive Award Plan.